Exhibit 10.1

AMENDMENT NO. 2 TO
EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT (“Amendment”) is made and entered into as of the 3rd day of April 2013, by and among Provident New York Bancorp, a Delaware corporation (the “Company”), Provident Bank, a savings bank organized and existing under the laws of the United States of America (the “Bank”; and together with the Company, “Provident”), and Jack L. Kopnisky (“Executive”), to be effective upon the occurrence of the Effective Time (as defined in the Agreement and Plan of Merger, dated as of April 3, 2013, by and between Sterling Bancorp, a New York corporation (“Sterling”), and the Company (the “Merger Agreement”)).  If the Effective Time does not occur, this Amendment shall be null and void ab initio, and of no further force and effect.

WHEREAS, Executive, the Company and the Bank are parties to an Employment Agreement, dated as of June 18, 2011 (the “Employment Agreement”), as amended by the Amendment to Employment Agreement, dated as of November 26, 2012 (the “First Amendment”); and

WHEREAS, pursuant to the Merger Agreement, at the Effective Time, Sterling will merge with and into the Company, with the Company surviving such merger; and

WHEREAS, immediately prior to the execution and delivery of the Merger Agreement, the Board of Directors of the Company adopted a resolution providing for an amendment to the Company’s bylaws (the “Bylaw Amendment”), to be effective as of the Effective Time; and

WHEREAS, Provident and Executive desire to amend the Employment Agreement (i) to extend the term of the Employment Agreement until the third anniversary of the date on which the Effective Time occurs, and (ii) to give effect to certain provisions of the Bylaw Amendment.

NOW, THEREFORE, in consideration of Executive’s continued employment by Provident and other good and valuable consideration the receipt of which Executive acknowledges, the Company, the Bank and Executive agree that the Employment Agreement is amended as follows:

1.             The text of Section 1(b) of the Employment Agreement is hereby amended to read as follows:

Executive shall be appointed, effective as of the Start Date (as defined in Section 2(a)), as a member of the Board and as a member of the Bank Board.  The Company and the Bank, as applicable, shall nominate Executive for election to the Board or the Bank Board upon any expiration of Executive’s initial term of membership on the Board or the Bank Board during the Employment Period (as defined in Section 2(a)).  Notwithstanding any provision in this Agreement to the contrary, the removal of Executive from the Board, or the failure to appoint or reelect Executive to the Board, and any determination not to nominate Executive as a director of the Company, shall each require the affirmative vote of at least 75% of the full Board.  The Company’s and the Bank’s obligations under this Section 1(b) shall be subject to the requirements of applicable law.

2.             The text of Section 2(a) of the Employment Agreement is hereby amended to read as follows:

Executive’s period of employment with Provident shall begin on July 6, 2011 (the “Start Date”) and shall continue until the third anniversary of the date on which the Effective Time (as defined in the Agreement and Plan of Merger, dated as of April 3, 2013, by and between the Company and Sterling Bancorp, a New York corporation (the “Merger Agreement”)) occurs (or, if a Change in Control occurs prior to the third anniversary of such date, the eighteen (18) month anniversary of the date of the Change in Control, if later), unless terminated prior thereto by either Provident or Executive in accordance with Section 6 hereof (such period of employment being the “Employment Period”).

3.             A new Section 6(m) of the Employment Agreement is hereby added as follows:

Notwithstanding any provision of this Agreement to the contrary, prior to the third anniversary of the date on which the Effective Time occurs, no purported termination of Executive’s employment by the Company for any reason shall be effective unless and until approved by the affirmative vote of at least 75% of the full Board.

4.             The text of Section 15 of the Employment Agreement is hereby amended to read as follows:

No modifications of this Agreement shall be valid unless made in writing and signed by the parties hereto.  In addition, no modifications of this Agreement made prior to the third anniversary of the date on which the Effective Time occurs shall be valid unless such modifications are approved by the affirmative vote of at least 75% of the full Board.

IN WITNESS WHEREOF, the Company and the Bank have caused this Amendment to be executed and Executive has hereunto set his hand, all as of the date first written above.

EXECUTIVE

April 3, 2013	/s/ Jack L. Kopnisky
Date	Jack L. Kopnisky

PROVIDENT NEW YORK BANCORP

April 3, 2013	/s/ William F. Helmer
Date	By: William F. Helmer
Title: Chairman of the Board of Directors

PROVIDENT BANK

April 3, 2013	/s/ William F. Helmer
Date	By: William F. Helmer
Title: Chairman of the Board of Directors